Exhibit 99.1

CWI Chicago Hotel, LLC

Statement of Assets Acquired and Liabilities Assumed
As of December 20, 2013

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Carey Watermark Investors Incorporated:

We have audited the accompanying statement of assets acquired and liabilities assumed by the CWI Chicago Hotel, LLC of the Renaissance Chicago Downtown Hotel as of December 20, 2013 as described in Note 2. This special purpose financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the statement of assets acquired and liabilities assumed based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets acquired and liabilities assumed is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of assets acquired and liabilities assumed. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of assets acquired and liabilities assumed presentation. We believe that our audit provides a reasonable basis for our opinion.

The statement of assets acquired and liabilities assumed was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission to present the assets acquired and liabilities assumed by the CWI Chicago Hotel, LLC as described in Note 2, and is not intended to be a complete presentation of CWI Chicago Hotel, LLC's assets and liabilities.

In our opinion, the accompanying statement of assets acquired and liabilities assumed referred to above presents fairly, in all material respects, the assets acquired and liabilities assumed by the CWI Chicago Hotel, LLC of the Renaissance Chicago Downtown Hotel as of December 20, 2013, acquired pursuant to the purchase agreement of the Renaissance Chicago Downtown Hotel discussed in Note 1, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP
New York, NY
March 5, 2014

Exhibit 99.1 – 1

CWI Chicago Hotel, LLC

Statement of Assets Acquired and Liabilities Assumed

December 20, 2013

Assets Acquired
Investment in the Renaissance Chicago Downtown Hotel:
Hotel building	$132,198,357
Furniture, fixtures & equipment	5,849,857
Total investment in hotel	138,048,214
Accounts receivable	1,192,790
Intangible assets	790,000
Other assets	305,316
$140,336,320

Liabilities Assumed
Accounts payable, accrued expenses and other liabilities	$(5,396,895)

Net Assets Acquired	$134,939,425

See Notes to the Statement of Assets Acquired and Liabilities Assumed.

Exhibit 99.1 – 2

CWI Chicago Hotel, LLC

Notes to the Statement of Assets Acquired and Liabilities Assumed

Note 1. Nature of Business

The Renaissance Chicago Downtown Hotel is a 553-room hotel located in Chicago, Illinois (the “Hotel”). The Hotel was acquired by WSRH Chicago LLC (“WSRH”), a Delaware limited liability company on June 17, 2005 from an unrelated third party. On June 29, 2012, the Royal Bank of Scotland (“RBS”) acquired WSRH through a deed in lieu of foreclosure (the “Foreclosure”).

On December 20, 2013, CWI Chicago Hotel, LLC, a subsidiary of Carey Watermark Investors Incorporated (“CWI” and, together with its consolidated subsidiaries, “we,” “us” or “our”) acquired real estate assets, other hotel assets and assumed hotel liabilities from WSRH for $134.9 million.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

Separate audited financial statements of the Hotel have not been prepared since 2010 and complete financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have not been maintained. Audited financial statements for WSRH could not be prepared without unreasonable effort and expense. As an alternative, the accompanying statement of assets acquired and liabilities assumed contained herein was prepared to assist us to comply with the rules and regulations of the Securities and Exchange Commission.  The statement of assets acquired and liabilities assumed as of December 20, 2013 was prepared based on the purchase price allocation CWI will use to record the acquisition in its financial statements using the accounting policies further described below, which are in accordance with GAAP and is not intended to be a complete presentation of WSRH’s or CWI Chicago Hotel, LLC’s assets and liabilities.

Accounting for Acquisitions

CWI determines whether a transaction or other event is a business combination, which requires that the assets acquired and the liabilities assumed constitute a business. Each business combination is then accounted for by applying the acquisition method of accounting. CWI records its investments in hotel properties based on the fair value of the identifiable assets acquired, identifiable intangible assets acquired, and liabilities assumed and any noncontrolling interest in the acquired entity, as well as recognizing and measuring goodwill or a gain from a bargain purchase at the acquisition date. Assets are recorded at fair value and allocated to land, hotel buildings, hotel building improvements, furniture, fixtures and equipment and intangibles, as applicable, using appraisals and valuations performed by CWI management and independent third parties. Fair values are based on the exit price (i.e. the price that would be received in an orderly transaction to sell an asset or transfer a liability between market participants at the measurement date). CWI evaluates several factors, including market data for similar assets, expected cash flows discounted at risk adjusted rates and replacement cost for the assets to determine an appropriate exit cost when evaluating the fair value of our assets. CWI immediately expenses all acquisition costs and fees associated with transactions deemed to be business combinations.

Accounts Receivable

Accounts receivable is primarily comprised of receivables related to hotel guests at time of acquisition.

Intangible Assets

Hotel intangibles consist of a ground lease for $490,000, being amortized over ten years and various in-place leases for retail space aggregating $300,000, being amortized over periods between less than one year and eight years.

Other Assets

Other assets consist primarily of hotel inventories and prepaid operating expenses.

Exhibit 99.1 – 3

Notes to the Statement of Assets Acquired and Liabilities Assumed

Accounts Payable, Accrued Expenses and Other Liabilities

Accounts payable, accrued expenses and other liabilities consist primarily of accrued property taxes and accounts payable to third parties.

Use of Estimates

The preparation of the statement of assets acquired and liabilities assumed in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Note 3. Ground Lease

The Hotel is subject to a long-term ground lease, which expires on June 30, 2087. The ground lease provides for rental payments consisting of base rent and percentage rent. Base rent increases 3% annually until lease expiration. In 2017, and at 10-year intervals thereafter, the base rent is reset to a percentage of the then market value of the land (as defined). Percentage rent is 2% of gross room revenue (as defined). As the lease provides for determinable increases in minimum lease payments over the term of the lease, ground rent expense accrues on a straight-line basis. Approximate future minimum lease payments are as follows:

Total
Remainder of the year ended December 31, 2013	$30,154
Year ended December 31, 2014	948,802
Year ended December 31, 2015	977,266
Year ended December 31, 2016	1,006,584
Year ended December 31, 2017	1,036,782
Thereafter	242,082,800
Total	$246,082,388

Note 4. Commitments and Contingencies

Commitments and contingencies include the usual obligations of a hotel property in the normal course of business. In management’s opinion, these matters are not expected to have a material adverse effect on the Hotel’s financial position and/or operating results at acquisition date.

Note 5. Subsequent Events

The Hotel has evaluated subsequent events for potential recognition and/or disclosures in the financial statements through March 5, 2014, the date the financial statements were available to be issued.

Exhibit 99.1 – 4